U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K/A

                           CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2000


                          URBANA.CA, INC.
       (Exact name of registrant as specified in its charter)

                               Nevada
   (State or jurisdiction of  incorporation or organization)

                               000-24723
                        (Commission File Number)

                              88-0393257
              (I.R.S. Employer Identification Number)

750 West Pender Street, Suite 804, Vancouver, British Columbia V6C 2T8
           (Address of principal executive offices)          (Zip Code)

         Registrant's telephone number:  (604) 682-8445

    (Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on January 26, 2000, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Kurt D. Saliger, C.P.A., resigned. This accountant did not issue any financial statements for the Registrant. The decision to change accountants was approved by the Board of Directors.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item
304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

(b)  Effective on January 27, 2000, the firm of LaBonte &
Co. was engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain the new firm was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

                              SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    Urbana.ca, Inc.



Dated: October 24, 2000             By: /s/ David M. Groves
                                    David M. Groves, President

                                EXHIBIT INDEX

Number                     Exhibit Description

16  Letter on Change in Certifying Accountant (see below).